Exhibit 10.7

THIS NOTE, AND UNDERLYING COMMON STOCK INTO WHICH IT IS CONVERTIBLE, HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE “SECURITIES ACT”), PURSUANT TO AN EXEMPTION FROM SUCH REGISTRATION PROVIDED BY SECTION 4(a)(2) OF THE SECURITIES ACT, OR THE SECURITIES LAWS OF ANY STATE. NEITHER THIS NOTE NOR THE UNDERLYING COMMON STOCK CAN BE RESOLD UNLESS (A) SUBSEQUENTLY REGISTERED UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS, OR (B) EXEMPTIONS FROM SUCH REGISTRATIONS ARE AVAILABLE.

MDNA LIFE SCIENCES, INC.

10% SECURED CONVERTIBLE NOTE

DUE NOVEMBER 17, 2021

Date: 12th October 2020	West Palm Beach, Florida

Obligation. For value received and intending to be legally bound, MDNA Life Sciences, Inc., a Delaware corporation (“Maker”), hereby promises to pay on or before the Due Date (as defined below) to the order of James Graham Turner (including his or its heirs, successors assigns and permitted transferees, collectively, the “Payee” or the “Holder”) the principal sum of $10,000 (the “Principal”), lawful money of the United States of America together with interest thereon in the amount of ten percent simple interest (the “Interest” and the “Rate”) on the terms and conditions stated in this Note. This Note is one in a series of Notes issued by the Maker with the same terms and conditions, up to an aggregate principal amount of $2,000,000. The Principal added to the accrued but unpaid interest (including Default Interest, defined below), fees and penalties (if any) is referred to in this Note as the “Amount Due.” By signing this Note, the Maker acknowledges that proceeds of this Note are to be used for business purposes only.

The payments under this Note shall be made in funds immediately available to Payee at such location as Payee shall designate. In the event the due date of any payment under this Note is a Saturday, Sunday or legal holiday in the State of Florida (a “Business Day”), such payment shall be due on the next succeeding date which is not a Saturday, Sunday or such legal holiday, provided that the principal sum shall continue to accrue Interest until paid.

Interest at the Rate shall accrue beginning the date the Payee purchases this Note. If Maker does not pay Interest or Principal when due, Interest will accrue at the rate of 18% per annum (the “Default Rate”) until such payment default is cured. Interest payable at the Default Rate shall be known as “Default Interest” under this Note.

The Amount Due is due and payable on November 17, 2021 (the “Due Date”).

1.	Conversion Rights.

(a)        The Payee, in Payee’s sole and absolute discretion, at any time or from time to time, may elect to convert some or all of the Amount Due into common stock of the Maker (the “Conversion Shares”) at the Conversion Ratio, as defined below, by sending a conversion notice to the Maker (a “Conversion Notice”) in the form attached as Exhibit A, stating the amount of Amount Due to be converted (the “Conversion Amount”). Payee’s delivery of the Conversion Notice by facsimile or electronic mail addressed to the Maker’s president shall constitute good delivery of such Conversion Notice.

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(b)        From the date of issuance to maturity, Conversion Ratio will be 2,500 Conversion Shares for each $1,000 in Conversion Amount. The Conversion Ratio shall be proportionally adjusted for any stock splits, reverse stock splits, reorganizations, stock dividends and any other corporate action that has a similar effect.

(c)        Mechanics of Conversion. To exercise conversion rights under this, the Holder must send a completed and executed Conversion Notice to Maker. If Maker receives the Conversion Notice by 3:00 PM (all times are Eastern Time) on a Business Day, it shall be considered received that day; if received after 3:00 PM, it shall be considered received the following Business Day (in either case, the “Conversion Date”). As soon as practicable thereafter, the Holder must send the original of this Note to Maker. On or before the third (3rd) Business Day following the Conversion Date, the Maker shall issue and deliver to the address (or electronic account) specified in the Conversion Notice, a certificate, registered in the name of the Holder (or, if the Holder directs, to Beneficial Owner), for the number of Conversion Shares to which the Holder shall be entitled. In the alternative, the Holder may specify the account into which the Maker Conversion Shares should be deposited. If the outstanding Principal of this Note is greater than the Conversion Amount, then the Maker shall as soon as practicable and in no event later than five (5) Business Days after receipt of this Note and at its own expense, issue and deliver to the Holder a new Note (in accordance with Section 12(d)) representing the outstanding Principal not converted.

(d)        Maker's Failure to Timely Convert. If the Maker fails to issue a certificate or electronically deposit the Conversion Shares within five Business Days after the Conversion Date (a "Conversion Failure"), then the Holder, upon written notice to the Maker, may cancel the Conversion Notice and receive a Note for its Principal amount on the Conversion Date. If the Holder purchases (in an open market transaction or otherwise) Shares to deliver in satisfaction of a sale by the Holder of Conversion Shares issuable upon such conversion that the Holder anticipated receiving from the Maker (a "Buy-In"), then the Maker shall, within three (3) Business Days after the Holder's request and in the Holder's discretion, either (i) pay cash to the Holder in an amount equal to the Holder's total purchase price (including brokerage commissions and other out of pocket expenses, if any) for the Shares so purchased (the "Buy-In Price"), at which point the Maker's obligation to deliver such certificate (and to issue such Common Stock) shall terminate and the applicable portion of the Note will be deemed to have been converted, or (ii) promptly honor its obligation to deliver to the Holder a certificate or certificates representing such Shares and pay cash to the Holder in an amount equal to the excess (if any) of the Buy-In Price over the product of (I) such number of Shares, times (Il) the Closing Bid Price on the Conversion Date.

(e)        Limitations on Conversions: Beneficial Ownership. The Maker shall not be obligated to issue any Conversion Shares if the issuance of such Shares would exceed the aggregate number of Shares which the Maker may issue upon conversion of the Notes under the rules or regulations of the Principal Market or any other Eligible Market on which the Common Stock is then quoted or listed (the "Exchange Cap"). In addition, the Maker shall not issue Conversion Shares to any

Holder if that would cause the Holder (and his or its “affiliates” (as construed under Federal securities laws) to beneficially own more than 9.9% of the Maker’s outstanding Common Stock (as determined by the Federal securities laws).

2.        Prepayment. The Maker may prepay the Amount Due upon at least sixty (60) days prior written notice to Payee (“Prepayment Notice”) subject to satisfaction of all the following conditions: (a) the Common Stock is listed or actively traded on a recognized US securities exchange or electronic trading platform with sufficient volume to allow the Conversion Shares to be sold within thirty (30) days; (b) the market price of the Common Stock in its principal market is at or above $2.00 per Share for at least twenty (20) consecutive trading days; and (c) Maker has an effective registration statement under the Securities Act of 1933, as amended, registering the Conversion Shares for resale. Payee retains its right to convert the Amount Due into Conversion Shares by sending the Maker a Conversion Notice no later than five (5) business days before the payment date stated in the Prepayment Notice. Notwithstanding the foregoing, the Maker may not prepay any part of the Principal unless the Maker pays all accrued but unpaid Interest in cash on or before the effective date of any prepayment.

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3.       Acquisition. If the Maker (or all or substantially all its assets) is acquired (an “Acquisition Transaction”), the Maker (or its successor in interest) may prepay this Note either for the 125% of the outstanding Amount Due, or on an “as-converted” basis, simultaneously with the closing of the Acquisition Transaction, at the sole option of Payee. For clarity, an “as-converted basis” shall mean that immediately before the Acquisition Transaction, the Payee will calculate the number of Conversion Shares issuable to the Payee on the conversion of the total Amount Due and the Payee will receive the same consideration as received by other stockholders of Maker.

4.        Application of Payments. All payments on this Note shall be applied first to accrued and unpaid Interest at the Rate, then to accrued and unpaid Default Interest, then to all other sums due hereunder, and the balance to Principal or in such other order as Payee may elect.

5.        Late Charge. If any payment of Interest or Administrative Fee is not made within ten days of the date such payment is due, or if the Amount Due is not paid when due under the terms of this Note and remains unpaid ten (10) days after the Due Date, then, in either case, there shall also be immediately due and payable a late charge at the rate of Five Percent (5%) of such delinquent payment. The amount of any such late charge not paid promptly following demand therefor shall be deemed outstanding and payable pursuant to the Note.

6.        Collateral. The payment of the quarterly Interest and the Amount Due on the Due Date shall be secured by a first lien on all the Maker’s assets, pari passu with the holders of the Maker’s other senior debt, to be evidenced by a filing on form UCC-1.

7.	Default; Acceleration; Remedies.

(a)        Should there occur and exist any Default (as defined below in Section 7 (b)), then Payee, at its option, may declare immediately due and payable the entire unpaid balance of Principal (including accrued but unpaid Interest and Default Interest due under this Note).

(b)        As used in this Note, “Default” shall mean the occurrence of any of the following events:

(1)        Any default in the payment when due of Interest or the Amount Due on the Due Date, or any other sums due, under this Note, which default is not cured within ten (10) Business Days;

(2)        Any default in the performance of any of the provisions of this Note, which is not cured within ten (10) Business Days;

(3)        Any default in any other indebtedness of the Maker, which default is not cured within ten (10) Business Days of the date of such default;

(4)        The Maker’s making in writing any representation to Payee which is false or misleading in any material respect;

(5)        The appointment of a committee of Maker’s creditors;

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(6)        The making by Maker of a general assignment or offer of settlement for the benefit of creditors;

(7)        The voluntary or involuntary application for, or appointment of, a receiver, custodian, guardian, trustee, or other personal representative for Maker or its property;

(8)        The filing of a voluntary or involuntary (to the extent not dismissed within 30 days) petition under any of the provisions of the Federal Bankruptcy Code or any similar state statute;

(9)        The occurrence of any other act of insolvency (however expressed or indicated);

(10)       The issuance of a warrant of attachment or for distraint, or the notice of tax lien against Maker’s assets;

(11)       An entry of judgments against Maker or its assets;

(12)       The failure to pay, withhold, collect or remit any taxes or tax deficiency when assessed or due, unless such taxes are being diligently contested in good faith by appropriate proceedings; or

(13)       The general failure of Maker to pay its debts and obligations as the same become due and payable.

8.	Remedies Cumulative, Etc.

(a)        The remedies of Payee provided in this Note shall be cumulative and concurrent, may be pursued singly, successively, or together at the sole discretion of Payee, and may be exercised as often as occasion therefor shall occur; and the failure to exercise any such right or remedy shall in no event be construed as a waiver or release thereof.

(b)        The recovery of any judgment by Payee shall not affect in any manner or to any extent any rights, remedies or powers of Payee under this Note, but such rights, remedies and powers of Payee shall continue unimpaired as before. The exercise by Payee of its rights and remedies and the entry of any judgment by Payee shall not adversely affect in any way the interest rate payable hereunder on any amounts due to Payee but interest shall continue to accrue on such amounts at the rates specified herein.

(c)        Maker agrees that any action or proceeding against it to enforce this Note may be commenced in the Court of Palm Beach County, Florida, or in the Federal District Court for the Southern District of Florida (the “Applicable Courts”). Maker also consents to venue and personal jurisdiction in any of the Applicable Courts and agrees not to contest either venue or personal jurisdiction in the Applicable Courts for any reason, including inconvenient forum. The provisions of this Section shall not limit or otherwise affect the right of Payee to institute and conduct action in any other appropriate manner, jurisdiction or court.

9.        Additional Waivers. Maker hereby waives presentment for payment, demand, demand for payment, notice of demand, notice of nonpayment or dishonor, notice of acceleration, protest and notice of protest of this Note, and all other notices in connection with the delivery, acceptance, performance, default or enforcement of the payment of the Note. Maker agrees that its liability shall be unconditional without regard to the liability of any other party and shall not be affected in any manner by any indulgence, extension of time, renewal, waiver or modification granted or consented to by Payee. Maker consents to any and all extensions of time, renewals, waivers or modifications that may be granted by Payee with respect to payment or other provisions of this Note.

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10.        Costs and Expenses. Maker shall pay upon demand all reasonable and documented costs and expenses incurred by Payee in the exercise of any of its rights, remedies or powers under this Note and any amount thereof not paid within ten (10) business days following demand therefor shall be added to the Principal Sum hereunder and shall bear interest at the Default Rate from the date of such demand until paid in full.

11.        Severability. If any provision of this Note is held to be invalid or unenforceable by a court of competent jurisdiction, the other provisions of this Note shall remain in full force and effect and shall be liberally construed in favor of Payee in order to effectuate the provisions of this Note.

12.        Limitation of Interest to Maximum Lawful Rate. In no event shall the rate of interest payable under this Note exceed the maximum rate of interest permitted to be charged by applicable law (including choice of law rules) and any interest paid in excess of the permitted rate shall be refunded to Maker. Such refund shall be made by application of the excessive amount of interest paid against any sums outstanding under this Note and shall be applied on such order as Payee may determine. If the excessive amount of interest paid exceeds the sums outstanding under this Note, the portion exceeding the sums outstanding under this Note shall be refunded in cash by Payee. Any such crediting or refund shall not cure or waive any default by Maker hereunder. Maker agrees, however, that in determining whether or not any interest payable under this Note exceeds the highest rate permitted by law, any non-principal payment, including without limitation prepayment fees and late charges, shall be deemed to the extent permitted by law to be an expense, fee, premium or penalty rather than interest.

13.        Limitation on Payee’s Waivers. Payee shall not be deemed, by any act or omission or commission, to have waived any of its rights or remedies hereunder unless such waiver is in writing and signed by Payee, and then only to the extent specifically set forth in the writing. A waiver as to one event shall not be construed as continuing or as a bar to or waiver of any right or remedy to a subsequent event.

14.        No Offset. The obligations of Maker under this Note shall not be subject to any abatement or offset as a consequence of any claim, event or transaction otherwise occurring or arising between Maker, Payee and/or any affiliate of any of them, except as Maker and Payee may otherwise agree.

15.        Applicable Law. This instrument shall be governed by and construed according to the laws of the state of Florida, without reference to its conflicts of laws doctrines. All disputes related to this Note shall have exclusive jurisdiction in the Applicable Courts, and the Parties agree to accept personal jurisdiction in such courts and waive any objection to such jurisdiction on any basis, including, but not limited to, forum non conveniens.

16.        Captions. The captions or headings of the paragraphs in this Note are for convenience only and shall not control or affect the meaning or construction of any of the terms or provisions of the Note.

17.        Pronouns. Pronouns used herein shall be deemed to include the masculine, feminine or neuter, singular or plural, as their contexts may require. The words “Payee” and “Maker” shall be deemed to include the respective heirs, personal representatives, successors and assigns of Payee and Maker.

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18.        Construction. The language in this Agreement shall be construed as a whole according to its fair meaning, strictly neither for nor against any party, and without implying a presumption that its terms shall be more strictly construed against one party by reason of the rule of construction that a document is to be construed more strictly against the person who drafted it.

19.        Computation. The unpaid principal amount of this Note, the unpaid interest accrued thereon, the interest rate or rates applicable to such unpaid principal amount, the duration of such applicability, and all other Amounts Due owing by Maker to Payee pursuant to this Note shall at all times be ascertained from the records of Payee, which shall be conclusive absent manifest error.

20.        Assignment. Maker may not assign or otherwise transfer any of its obligations under this Note without the prior written consent of Payee.

21.        Stamp Taxes. Maker shall pay the cost of any revenue, tax or other stamps now or hereafter required by the laws of the state of Florida (or any of its political subdivisions) or the United States of America to be affixed to this note, and if any taxes are imposed under the laws of the state of Florida (or any of its political subdivisions) or the United States of America with respect to evidences of indebtedness, Maker shall pay or reimburse Payee upon demand the amount of such taxes without credit against any indebtedness evidenced by this Note.

22.        Notices. All notices, requests, waivers, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given, made and received when hand delivered against receipt, or on the day after it is sent by United States certified or registered mail, postage prepaid, return receipt requested, by nationally recognized overnight courier service, or by facsimile, to:

If to Maker:

MDNA Life Sciences, Inc., 2054 Vista Parkway, Suite 400, West Palm Beach, FL 33411 ATTN: Christopher Mitton, Chief Executive Officer, Telephone: 844-321-6362

If to Payee:

183 West Canton St. Boston. MA. 02116

Or such other address as shall be specified from time to time (in compliance with the requirements of this Section 23 for the giving of notice) by the Parties entitled to receive such notices.

IN WITNESS WHEREOF, Maker, intending to be legally bound hereby, has caused this Note to be duly executed the day and year first above written.

MAKER:  MDNA LIFE SCIENCES, INC.

By:	/s/ Christopher Mitton
Christopher Mitton
Chief Executive Officer

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EXHIBIT A

FORM OF CONVERSION NOTICE

Reference is made to the 8% Secured Convertible Note (the “Note”) issued to the undersigned by MDNA Life Sciences, Inc. (the “Company”). In accordance with and pursuant to the Note, the undersigned hereby elects to convert the amount of the outstanding Amount Due (as defined in the Note) indicated below into shares of common stock of the Company (the “Conversion Shares”), as of the date specified below. Capitalized terms used herein but not otherwise defined herein shall have the meanings ascribed to them in the Note.

1.	Date of Conversion:

2.	Amount of outstanding Principal to be converted:

3.	Amount of accrued and unpaid Interest on such outstanding Principal:

4.	Total Conversion Amount (Sum of lines 2 and 3):

5.	Please confirm the following information:

Conversion Price:
Number of Shares to be issued in respect of the Conversion Amount:

6.	Please issue the Shares into which the Note is being converted in the following name and to the following address:

Name of Holder:
Address:
Facsimile Number:
Telephone Number:

By:
Name:
Title:

Dated:

Holder Requests Delivery to be made: (check one)

By Delivery of Physical Certificates to the Above Address

Through Depository Trust Corporation (Account